Exhibit 4.3

Execution Version

First Supplemental Indenture

PROFRAC HOLDINGS II, LLC, as the Company

THE GUARANTORS PARTY HERETO

and

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee, Calculation Agent and Collateral Agent

FIRST SUPPLEMENTAL INDENTURE

Dated as of June 12, 2024

to

INDENTURE

Dated as of December 27, 2023

-i-

THIS FIRST SUPPLEMENTAL INDENTURE, dated as of June 12, 2024 (the “Supplemental Indenture”), is among ProFrac Holdings II, LLC, a Texas limited liability company (the “Company”), the Notes Guarantors and U.S. Bank Trust Company, National Association, as trustee (in such capacity, the “Trustee”), calculation agent (in such capacity, the “Calculation Agent”), and collateral agent (in such capacity, the “Collateral Agent”).

RECITALS

WHEREAS, the Company, the Notes Guarantors party thereto and the Trustee, Calculation Agent and Collateral Agent executed and delivered that certain Indenture, dated as of December 27, 2023 (as amended, restated, supplemented and otherwise modified from time to time prior to the date hereof, the “Indenture”), to provide for the issuance of the Company’s Senior Secured Floating Rate Notes due 2029;

WHEREAS, Section 9.02 of the Indenture provides that the Indenture may be amended or supplemented by the Company, the Notes Guarantors, the Trustee and the Collateral Agent with the consent of the Required Holders; and

WHEREAS, the Company has received the consent of the Required Holders to the amendments to the Indenture set forth in this Supplemental Indenture.

NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, the Notes Guarantors, the Trustee, the Calculation Agent and the Collateral Agent hereby agree that the Indenture is supplemented and amended, to the extent expressed herein, as follows:

ARTICLE ONE

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

SECTION 1.1 Definitions.

This Supplemental Indenture uses the following definitions in their proper alphabetical order which, in the event of a conflict with the definition of terms in the Indenture, shall supersede and replace the corresponding definitions in the Indenture. Capitalized terms used but not defined herein have the meanings ascribed to such terms in the Indenture.

“Additional Notes” means the $120.0 million aggregate principal amount of Notes issued on the date of this Supplemental Indenture, which shall constitute part of the same series as the Initial Notes.

“AST” means Advanced Stimulation Technologies, Inc., a Texas corporation.

“AST Acquisition” means the acquisition of all of the outstanding shares of Capital Stock of AST by the Company pursuant to the AST Purchase Agreement.

“AST Purchase Agreement” means the Stock Purchase Agreement, dated as of May 2, 2024, among AST, Autry C. Stephens and the Company.

“AST Sale Leaseback Transaction” means (i) the sale of the AST Real Property pursuant to the AST Sale Leaseback PSA and (ii) the lease of the AST Real Property by AST pursuant to the AST Industrial Lease Agreement, each as in effect on the date of this Supplemental Indenture.

“AST Industrial Lease Agreement” means the Industrial Lease Agreement, dated June 12, 2024, between AST and Wilks Development, LLC or an affiliate thereof (“Wilks”) whereby Wilks is leasing the AST Real Property to AST.

“AST Sale Leaseback PSA” means the Purchase and Sale Agreement, dated June 12, 2024, between the Company and Wilks pursuant to which the Company is selling or causing to be sold all or substantially all of the real property assets of AST (together with the other rights described therein, the “AST Real Property”) in exchange for $23,000,000.

“Initial Notes” means the $520.0 million aggregate principal amount of Notes issued under this Indenture on December 27, 2023.

“Notes” has the meaning assigned to it in the preamble to this Indenture and includes, for the avoidance of doubt, the Initial Notes and any Additional Notes, all of which shall be treated as a single class for all purposes under this Indenture, including for purposes of waivers, amendments, redemptions and offers to purchase, and unless otherwise provided or the context otherwise requires, all references to the Note shall include the Initial Notes and any Additional Notes.

SECTION 1.2 Other Amendments to Definitions.

(a) Amendment to the Definition of Asset Sale. The word “and” is moved from the end of clause (19) of the definition of “Asset Sale” in Section 1.01 of the Indenture to the end of clause (20) therein (and the period at the end of clause (20) therein is replaced with a semi-colon) and the following is added to the end of such definition to provide for an additional item that will be deemed not to be an Asset Sale:

“(21) the disposition on the date of the Supplemental Indenture of the AST Real Property pursuant to the AST Sale Leaseback Transaction.”

(b) Amendment to the Definition of Permitted Liens. The word “and” is moved from the end of clause (22) of the definition of “Permitted Liens” in Section 1.01 of the Indenture to the end of clause (23) therein (and the period at the end of clause (23) therein is replaced with a semi-colon) and the following is added to the end of such definition:

“(24) Liens resulting from the AST Sale Leaseback Transaction.”

ARTICLE TWO

THE NOTES

SECTION 2.1 Amendment of Section 2.02 of the Indenture.

(a) The first paragraph of Section 2.02 of the Indenture is amended by deleting the text thereof in its entirety and replacing it with the following text:

“The aggregate principal amount of Notes outstanding at any time may not exceed $620.0 million, except as provided in Section 2.07 hereof.”

(b) The fifth paragraph of Section 2.02 of the Indenture is amended by deleting the text thereof in its entirety and replacing it with the following text:

“The Trustee will, upon receipt of a written order of the Company signed by an Officer of the Company (an “Authentication Order”), authenticate Notes for original issue that may be validly issued under this Indenture. To the extent permitted under this Section 2.02 and Section 4.09, the Company may deliver Additional Notes executed by the Company to the Trustee for authentication, together with an Authentication Order for the authentication and delivery of such Additional Notes; and the Trustee, in accordance with such Authentication Order, shall authenticate and deliver such Additional Notes.”

SECTION 2.2 Additional Notes.

A new Section 2.14 shall be inserted in the Indenture as follows:

“Section 2.14 Additional Notes.

If any Additional Notes are not fungible with the Initial Notes for U.S. federal income tax purposes, such Additional Notes will have a separate CUSIP and ISIN number. The Initial Notes and any Additional Notes shall be treated as a single class for all purposes under this Indenture, including directions, waivers, amendments, consents, redemptions and offers to purchase.

With respect to any Additional Notes, the Company shall set forth in an Officer’s Certificate, a copy of which shall be delivered to the Trustee, the following information:

(a) the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture;

(b) the issue price, the issue date and the CUSIP and/or ISIN number of such Additional Notes; and

(c) whether such Additional Notes shall be Restricted Global Notes, or another form of Note.”

ARTICLE THREE

COVENANTS

SECTION 3.1 Incurrence of Indebtedness and Issuance of Preferred Stock.

(a) Section 4.09(b)(3) of the Indenture is amended by deleting the text thereof in its entirety and replacing it with the following text:

“(3) the incurrence by the Company and any Notes Guarantor of (i) Indebtedness consisting of the Notes issued on the date of this Indenture and the related Notes Guarantees less the principal amount of Notes redeemed or repurchased prior to June 12, 2024, (ii) Indebtedness consisting of the Notes issued on June 12, 2024 and the related Notes Guarantees, and (iii) obligations of the Company and any Notes Guarantor under the other Note Documents;”

(b) The word “and” is moved from the end of Section 4.09(b)(19) of the Indenture to the end of Section 4.09(b)(20) of the Indenture (and the period at the end of Section 4.09(b)(20) of the Indenture is replaced with a semi-colon) and a new Section 4.09(b)(21) is inserted in the Indenture as follows:

“(21) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness pursuant to the AST Sale Leaseback Transaction.”

SECTION 3.2 Transactions with Affiliates. The word “and” is moved from the end of Section 4.11(b)(13) of the Indenture to the end of Section 4.11(b)(14) of the Indenture (and the period at the end of Section 4.11(b)(14) of the Indenture is replaced with a semi-colon) and a new Section 4.11(b)(15) is inserted in the Indenture as follows:

“(15) transactions in connection with the AST Sale Leaseback Transaction.”

ARTICLE FOUR

AMENDMENT OF NOTES

SECTION 4.1 Amortization of Principal.

Pursuant to Section 11 of each Note, Section 1 of each Note (and of the form of Note attached as Exhibit A to the Indenture) is amended by deleting the text thereof in its entirety and replacing it with the following text:

“(1) Amortization of Principal. The Company will pay:

(a) $12,308,000 aggregate principal amount of Notes (or such lesser principal amount as shall then be outstanding) on each of June 30, 2024, September 30, 2024 and December 31, 2024; and

(b) $18,462,000 aggregate principal amount of Notes (or such lesser principal amount as shall then be outstanding) at the end of each calendar quarter thereafter,

in each case at 100.0% of the principal amount thereof and without payment of a Make-Whole Premium or any redemption premium or any other premium, provided that upon any partial redemption or prepayment of the Notes pursuant to Sections 3.07, 4.10, 4.13, or 4.15 of the Indenture after December 27, 2023, the principal amount of each required prepayment of the Notes becoming due under this Section 1 of this Note on and after the date of such redemption or prepayment shall be reduced in the same proportion as the aggregate unpaid principal amount of the Notes is reduced as a result of such prepayment or purchase.

The entire unpaid principal balance of the Notes shall be due and payable on the Maturity Date thereof, together with accrued and unpaid interest therein through but not including such date.”

ARTICLE FIVE

MISCELLANEOUS

SECTION 5.1 Effect of First Supplemental Indenture.

This Supplemental Indenture will become effective immediately upon its execution and delivery by each party hereto. This Supplemental Indenture is a supplemental indenture within the meaning of Article 9 of the Indenture, and the Indenture shall be read together with this Supplemental Indenture and shall have the same effect over the Notes, in the same manner as if the provisions of the Indenture and this Supplemental Indenture were contained in the same instrument.

SECTION 5.2 Effect of Headings.

The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 5.3 Successors and Assigns.

All covenants and agreements in this Supplemental Indenture by the Company, the Notes Guarantors, the Trustee, the Calculation Agent, the Collateral Agent and the Holders shall bind their successors and assigns, whether so expressed or not.

SECTION 5.4 Severability Clause.

In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 5.5 Benefits of Supplemental Indenture.

Nothing in this Supplemental Indenture, express or implied, shall give to any Person, other than the parties hereto, any authenticating agent, any Paying Agent, any Registrar, the Holders of Notes and each of their successors under the Indenture, as amended by this Supplemental Indenture, any benefit or any legal or equitable right, remedy or claim under this Supplemental Indenture.

SECTION 5.6 Conflict.

In the event that there is a conflict or inconsistency between the Indenture and this Supplemental Indenture, the provisions of this Supplemental Indenture shall control.

SECTION 5.7 Governing Law.

THE LAWS OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE.

SECTION 5.8 Trustee.

The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company and the Notes Guarantors.

SECTION 5.9 Counterparts.

The parties may sign (by manual or electronic signature) any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

[Signature page to follow]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed on the date and year first written above.

PROFRAC HOLDINGS II, LLC,
as the Company

By:	/s/ Lance Turner
Name: Lance Turner
Title: Chief Financial Officer

PROFRAC HOLDINGS, LLC,
as a Notes Guarantor

By:	/s/ Lance Turner
Name: Lance Turner
Title: Chief Financial Officer

PF MANUFACTURING HOLDING, LLC,
as a Notes Guarantor

By:	/s/ Lance Turner
Name: Lance Turner
Title: Chief Financial Officer

PF SERVICES HOLDING, LLC,
as a Notes Guarantor

By:	/s/ Lance Turner
Name: Lance Turner
Title: Chief Financial Officer

PF TECH HOLDING, LLC,
as a Notes Guarantor

By:	/s/ Lance Turner
Name: Lance Turner
Title: Chief Financial Officer

(Signature page to First Supplemental Indenture)

BEST PUMP AND FLOW, LLC,
as a Notes Guarantor

By:	/s/ Lance Turner
Name: Lance Turner
Title: Chief Financial Officer

BEST PFP, LLC,
as a Notes Guarantor

By:	/s/ Lance Turner
Name: Lance Turner
Title: Chief Financial Officer

PROFRAC MANUFACTURING, LLC,
as a Notes Guarantor

By:	/s/ Lance Turner
Name: Lance Turner
Title: Chief Financial Officer

FTS INTERNATIONAL MANUFACTURING, LLC,
as a Notes Guarantor

By:	/s/ Lance Turner
Name: Lance Turner
Title: Chief Financial Officer

AG PSC FUNDING LLC,
as a Notes Guarantor

By:	/s/ Lance Turner
Name: Lance Turner
Title: Chief Financial Officer

(Signature page to First Supplemental Indenture)

F3 FUEL, LLC,
as a Notes Guarantor

By:	/s/ Lance Turner
Name: Lance Turner
Title: Chief Financial Officer

PRODUCERS SERVICE HOLDINGS LLC,
as a Notes Guarantor

By:	/s/ Lance Turner
Name: Lance Turner
Title: Chief Financial Officer

PRODUCERS SERVICE COMPANY – WEST LLC,
as a Notes Guarantor

By:	/s/ Lance Turner
Name: Lance Turner
Title: Chief Financial Officer

PRODUCERS SERVICE I, LLC,
as a Notes Guarantor

By:	/s/ Lance Turner
Name: Lance Turner
Title: Chief Financial Officer

PRODUCERS SERVICE COMPANY LLC,
as a Notes Guarantor

By:	/s/ Lance Turner
Name: Lance Turner
Title: Chief Financial Officer

(Signature page to First Supplemental Indenture)

PROFRAC SERVICES, LLC,
as a Notes Guarantor

By:	/s/ Lance Turner
Name: Lance Turner
Title: Chief Financial Officer

FTS INTERNATIONAL SERVICES, LLC,
as a Notes Guarantor

By:	/s/ Lance Turner
Name: Lance Turner
Title: Chief Financial Officer

REV ENERGY HOLDINGS, LLC,
as a Notes Guarantor

By:	/s/ Lance Turner
Name: Lance Turner
Title: Chief Financial Officer

REV ENERGY SERVICES, LLC,
as a Notes Guarantor

By:	/s/ Lance Turner
Name: Lance Turner
Title: Chief Financial Officer

U.S. WELL SERVICES HOLDINGS, LLC,
as a Notes Guarantor

By:	/s/ Lance Turner
Name: Lance Turner
Title: Chief Financial Officer

(Signature page to First Supplemental Indenture)

USWS HOLDINGS LLC,
as a Notes Guarantor

By:	/s/ Lance Turner
Name: Lance Turner
Title: Chief Financial Officer

U.S. WELL SERVICES, LLC,
as a Notes Guarantor

By:	/s/ Lance Turner
Name: Lance Turner
Title: Chief Financial Officer

USWS FLEET 10, LLC,
as a Notes Guarantor

By:	/s/ Lance Turner
Name: Lance Turner
Title: Chief Financial Officer

USWS FLEET 11, LLC,
as a Notes Guarantor

By:	/s/ Lance Turner
Name: Lance Turner
Title: Chief Financial Officer

(Signature page to First Supplemental Indenture)

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
as Trustee, Calculation Agent and Collateral Agent

By:	/s/ Michael K. Herberger
Name: Michael K. Herberger
Title: Vice President

(Signature page to First Supplemental Indenture)